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                                                                   Exhibit 23.5


INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Amendment No. 3 to Registration Statement No. 333-69009 of Citadel Broadcasting Company of our report dated March 28, 1997 relating to the consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us as experts under the heading "Independent Auditors" in such Prospectus.



/s/ Deloitte & Touche LLP


Pittsburgh, PA
February 15, 1999